UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2008

Taylor Capital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50034	36-4108550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2008, Taylor Capital Group, Inc. (the “Company”) issued a press release announcing the appointment of Mark A. Hoppe, age 53, as the Company’s President and the President and Chief Executive Officer of its wholly-owned subsidiary Cole Taylor Bank (the “Bank”), effective February 4, 2008. Mr. Hoppe will fill these positions formerly held by Bruce W. Taylor, who continues to serve as the Chief Executive Officer and Chairman of the Board of Directors of the Company. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Prior to joining the Company, Mr. Hoppe served in a variety of different management positions with LaSalle Bank N.A., a bank headquartered in Chicago, Illinois, since 1981. Most recently, Mr. Hoppe served as the Chief Executive Officer of LaSalle Bank Midwest, N.A., a wholly-owned subsidiary bank of LaSalle Bank headquartered in Troy, Michigan, from 2005 to 2007. He also served as the Vice Chairman of LaSalle National Leasing Corporation, a full-service leasing company based in Towson, Maryland that specializes in equipment financing solutions for commercial companies and municipalities, since its inception in 1996.

On January 30, 2008, the Company, the Bank and Mr. Hoppe entered into an employment agreement (the “Agreement”), pursuant to which Mr. Hoppe will serve as the Company’s President and the President and Chief Executive Officer of the Bank effective February 4, 2008. The initial term of the Agreement ends on January 30, 2012, subject to automatic extension for one additional year and on each succeeding January 30 thereafter unless either party delivers timely written notice to the other party of such party’s election not to extend the term further. Under the Agreement, Mr. Hoppe will be paid an initial annual base salary of $550,000 (the “Base Salary”). The Base Salary will be reviewed on an annual basis by the Compensation Committee of the Board (the “Committee”), and may be increased, but not decreased (other than permitted proportionate reductions applicable to all similarly situated senior executives of the Bank, unless such reduction occurs during the two-year period commencing upon a change in control of the Company), by the Committee in its sole discretion. Mr. Hoppe is also eligible for a performance-based annual cash bonus to be determined in accordance with the Company’s annual incentive compensation program; provided, that Mr. Hoppe’s annual cash bonus level target is set at one hundred percent of the Base Salary and he shall be entitled to receive a minimum of $300,000 of incentive compensation under the incentive compensation program for the year 2008.

The Agreement further provides that Mr. Hoppe will be eligible to participate in the Company Incentive Bonus Long Term Incentive Plan (“LTIP”). Mr. Hoppe’s annual starting target under the LTIP will be approximately one hundred percent of the Base Salary; however, any benefits to be received under the LTIP will depend on agreed-upon business goals of the Company as well as the satisfaction of other terms and conditions of the LTIP. Mr. Hoppe is also eligible to receive additional benefits and participate in other Company benefit plans, including the Company’s Deferred Compensation Plan, 401(k) profit sharing plan and health and welfare benefit plans, under the terms of the Agreement.

The Agreement provides that in the event that Mr. Hoppe’s employment is terminated (i) by the Company other than for “cause” (as defined in the Agreement) or by the Company providing written notice of intent not to renew the Agreement without cause, or (ii) by Mr. Hoppe with “good reason” (as defined in the Agreement), then the Company will pay to Mr. Hoppe (A) any accrued but unpaid Base Salary and benefits up to the date of termination, (B) any accrued but unpaid cash bonus with respect to the Company’s fiscal year prior to the year in which the date of termination occurs, (C) an amount equal to his prior year’s bonus multiplied by a fraction, the numerator of which is the number of days elapsed during the year prior to the date of his termination, and the denominator of which is 365, (D) an amount equal to one and one-half times the sum of the Base Salary plus the average of (1) the bonus paid to Mr. Hoppe for the year prior to the year in which the date of termination occurs and (2) the greater of (I) the amount described in clause (1) above, and (II) Mr. Hoppe’s bonus at target for the year in which the termination occurs, (E) eighteen months of COBRA coverage, and (F) eighteen months of outplacement services subject to a $40,000 calendar year cap. In the event Mr. Hoppe’s employment is terminated (i) by Mr. Hoppe other than for good reason, or (ii) by the Company for cause, Mr. Hoppe shall be entitled to receive all previously earned and accrued but unpaid Base Salary and benefits up to the date of termination.

The Agreement provides that Mr. Hoppe will receive additional severance payments if his employment is terminated other than for cause or disability by the Bank, or if his employment is terminated by him for good reason, in connection with a “change in control” (as defined in the Agreement). In such circumstance, Mr. Hoppe will be entitled to receive (i) an amount equal to one and one-half times the sum of his Base Salary on the effective date of the change in control or his Base Salary immediately prior to the date when the notice of termination was given (whichever rate is greater) and (ii) the average of (A) his prior year’s bonus, and (B) the greatest of (1) his prior year’s bonus, (2) his bonus in the year in which his termination occurs, or (C) his bonus target for the year in which his termination occurs. In such circumstance, Mr. Hoppe shall also be entitled to receive two years of outplacement services subject to a $40,000 calendar year cap, continuation of all benefits under the Agreement for a period of three years, and all of his then outstanding LTIP benefits and equity awards shall immediately vest.

The Agreement contains provisions related to circumstances where an excise tax equalization gross-up payment for any severance or other payments may apply. The Agreement also provides that, under certain circumstances relating to the negligence or intentional conduct of the Company, Mr. Hoppe shall be entitled to receive a gross-up payment in the event any income or payments to him under the Agreement are subject to additional tax and interest under Section 409(a)(1)(B) of the Internal Revenue Code.

The Agreement includes provisions with regard to non-solicitation of customers and employees of the Company and the Bank (including during the term of the Agreement and for one year following the termination of Mr. Hoppe’s employment), and ownership of inventions and confidentiality.

In connection with Mr. Hoppe’s employment, the Compensation Committee of the Board on February 4, 2008 approved the grant to Mr. Hoppe of an option to purchase an aggregate of 50,000 shares of common stock of the Company at a price of $19.99 per share and a one-time award of 60,030 shares of restricted stock.

Such awards are subject to vesting and other customary terms specified in the corresponding grant agreements. Among other things, the grant agreements provide that 25% of the shares of Company common stock underlying each award will vest on February 4, 2009, February 4, 2010, February 4, 2011 and February 4, 2012. Each of the agreements also provides that the awards will vest in full upon termination of the Agreement as a result of Mr. Hoppe’s death, disability or retirement, or upon Mr. Hoppe’s resignation for “good reason,” a termination by the Company other than for “cause,” or upon a “change in control” of the Company.

Mr. Hoppe does not have any family relationship with any other executive officer of the Company, with any director of the Company, or with any person selected to become an officer or a director of the Company. Neither Mr. Hoppe, nor any member of his immediate family, is a party to any transactions or proposed transactions with the Company.

The description of the terms of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
10.1	Employment Agreement by and among Mark A. Hoppe, Taylor Capital Group, Inc. and Cole Taylor Bank, dated as of January 30, 2008.

99.1	Press Release issued by Taylor Capital Group, Inc., dated January 30, 2008, announcing the appointment of Mark A. Hoppe as President of Taylor Capital Group, Inc. and President and Chief Executive Officer of Cole Taylor Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Robin VanCastle
Robin VanCastle
Chief Financial Officer

Dated: February 5, 2008

Exhibit Index

Exhibit Number	Description of Exhibits
10.1	Employment Agreement by and among Mark A. Hoppe, Taylor Capital Group, Inc. and Cole Taylor Bank, dated as of January 30, 2008.

99.1	Press Release issued by Taylor Capital Group, Inc., dated January 30, 2008, announcing the appointment of Mark A. Hoppe as President of Taylor Capital Group, Inc. and President and Chief Executive Officer of Cole Taylor Bank.